UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement and Related Agreements

On January 14, 2025, the Company entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with BEP Special Situations IV LLC (“Bluescape”), Meridian Investments Corporation (“Meridian”) and Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (together with Meridian, “Ascend”) in connection with certain restructuring and recapitalization transactions with respect to the Company’s capital structure (collectively the “Transaction”), including its senior secured convertible promissory notes issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (as amended, the “Note Purchase Agreement”) by and among the Company, Bluescape, Ascend, the Guarantors from time to time party thereto and Alter Domus (US) LLC, as collateral agent.

Pursuant to the Restructuring Support Agreement, the parties agreed to implement the Transaction either as an:

•
Out-of-Court Restructuring: Subject to the satisfaction of customary conditions, including approval by the Company’s stockholders, a recapitalization through, among other things:
o
pursuant to an Exchange Agreement dated January 14, 2025 among the Company, Ascend and Bluescape (the “Exchange Agreement”), the issuance of an aggregate of 312,490,076 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) to Ascend and Bluescape upon exchange of all of the outstanding Notes (as defined below) (the “Exchange”);
o
pursuant to a Securities Subscription Agreement dated January 14, 2025 among the Company, Ascend and Bluescape (the “Subscription Agreement”), the issuance and sale by the Company of an aggregate of $5.0 million of Common Stock to Ascend and Bluescape at a price per share equal to the lesser of (a) $0.2920 per share (appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization, or the like occurring after the date of the RSA) and (b) the volume weighted average price for the Common Stock on the five consecutive trading days immediately following the date of the Exchange (the “Subscription Price”);
o
pursuant to the Subscription Agreement, the issuance by the Company to Ascend and Bluescape of warrants with a one-year term (the “Warrants”) to purchase an aggregate number of shares of Common Stock represented by $20.0 million divided by the Subscription Price, at a price per share equal to the Subscription Price; and
o
pursuant to a Fourth Amended and Restated Investor and Registration Rights Agreement dated January 14, 2025 among the Company, Ascend and Bluescape (the “IRRA”), the right of each of Ascend and Bluescape to designate two directors to serve on the Company’s Board following the consummation of the Transaction for so long as such party beneficially owns 25% of the Company’s Common Stock and one director to serve on the Company's Board for so long as such party beneficially owns 10% of the Company's Common Stock (clauses (i) through (iv), together, the “Out-of-Court Restructuring”); or
•
In-Court Restructuring: To the extent that the terms of or the conditions precedent to the Out-of-Court Restructuring cannot be timely satisfied or waived, the Company shall file voluntary pre-packaged cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in a United States Bankruptcy Court (the “Bankruptcy Court”) pursuant to a pre-packaged plan of reorganization (the “Pre-Packaged Chapter 11 Plan”) pursuant to which, among other things, all existing equity interests of the Company shall be extinguished, with Ascend and Bluescape each owning their respective pro rata share of 100% of the new equity interests in the Company upon the effective date of the Pre-Packaged Chapter 11 Plan (the “In-Court Restructuring”). The Restructuring Support Agreement further provides that Ascend and Bluescape shall provide a $10 million debtor-in-possession financing facility pursuant to a debtor-in-possession credit agreement to be agreed upon by the parties and, as necessary, approved by the Bankruptcy Court.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Restructuring Support Agreement. The foregoing summaries of the Restructuring Support Agreement, the Exchange Agreement, the Subscription Agreement, the form of Warrant and the IRRA do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1-10.5 and are incorporated herein by reference.

Additional Notes

On January 14, 2025, in connection with the Transaction, the Company also entered into Amendment No. 4 to the Note Purchase Agreement (“Amendment No. 4”). Pursuant to the Note Purchase Agreement, the Company previously issued $60.0 million aggregate principal amount of convertible promissory notes in August 2022 (the “August 2022 Notes”), $6.0 million aggregate principal amount of convertible promissory notes in June 2024 (the “June 2024 Notes”) and $6.0 million aggregate principal amount of convertible promissory notes in September 2024 (the “September 2024 Notes” and, collectively with the August 2022 Notes and the June 2024 Notes, the “Existing Notes”).

On January 14, 2025, pursuant to Amendment No. 4, the Company (i) issued and sold $5.0 million aggregate principal amount of convertible notes (the “January 2025 Notes” and, collectively with the Existing Notes, the “Notes”) to Bluescape, Ascend and Meridian

(collectively, “Purchasers”), comprised of $2.5 million of January 2025 Notes to Bluescape and $1.25 million of January 2025 Notes to each of Ascend and Meridian and (ii) amended and restated the Note Purchase Agreement in the form attached as Annex A to Amendment No. 4 (the “Amended and Restated Note Purchase Agreement”).

The January 2025 Notes, which were issued in substantially the same form as the Existing Notes, bear interest at a rate of 4.50% per annum, payable semi-annually beginning on February 15, 2025, or 10.00% per annum if the Company elects to pay such interest in kind through the delivery of additional Notes, and are initially convertible into an aggregate of 17,124,688 shares of the Company’s Common Stock at a conversion rate of 3,424.9375 shares of Common Stock per $1,000 principal amount of Notes (the “Conversion Rate”), representing a conversion price of $0.2920 per share, provided, however, that no shares of Common Stock will be issuable that would require approval of the Company’s stockholders under the applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), prior to such approval being obtained.

The Conversion Rate for the January 2025 Notes is subject to adjustment in accordance with the terms of the Amended and Restated Note Purchase Agreement, including in connection with certain change of control transactions or other events specified in the Amended and Restated Note Purchase Agreement (a “Make-Whole Fundamental Change”). Based on the timing of a Make-Whole Fundamental Change and the trading price of the Common Stock at such time or the cash received by holders of the Common Stock in connection therewith, as applicable, the Conversion Rate of the January 2025 Notes will be increased by up to 1,424.5016 additional shares of Common Stock per $1,000 principal amount of January 2025 Notes upon the occurrence of a Make-Whole Fundamental Change, provided, however, that no shares of Common Stock will be issuable that would require approval of the Company’s stockholders under the applicable listing rules of Nasdaq, prior to such approval being obtained.

The Note Purchase Agreement includes customary affirmative and negative covenants relating to the Company, including a covenant requiring that the Company have at least $7.5 million in cash at all times after March 31, 2025. The Notes are secured by substantially all of the Company’s assets and mature on August 15, 2028.

As noted above, all Notes (including the January 2025 Notes) will be exchanged in the Exchange as part of the Transaction, if consummated.

The foregoing summary of the Notes is qualified in its entirety by reference to the full text of the Amended and Restated Note Purchase Agreement, including the form of Note attached as Exhibit E thereto, which is incorporated herein by reference as Exhibit 10.6.

The agreements summarized above in this Item 1.01 contain customary representations, warranties and covenants, and indemnification and other obligations of the parties thereto. The representations, warranties and covenants were made only for purposes of such agreements and as of specific dates and may be subject to limitations agreed upon by the contracting parties. In addition, the representations and warranties were made for purposes of allocating risk among the parties to such agreements and were not intended, and should not be relied upon, as statements of fact.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities were offered in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On January 14, 2025, the Company issued a press release announcing its entry into the Restructuring Agreement and the Transaction (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As previously disclosed, on November 21, 2024, the Company received written notice (the “Notice”) from Nasdaq indicating that the Company’s stockholders’ equity of $2,094,000, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, did not satisfy Nasdaq Listing Rule 5450(b)(1), which requires companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Rule”). In accordance with the Notice, the Company had 45 days from the date of the Notice to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule 5450(b)(1), which the Company submitted on January 6, 2025.

On January 10, 2025, Nasdaq informed the Company that the request for extension to evidence compliance with the Stockholders’ Equity Rule was granted. As a result of the extension, the Company now has until May 19, 2025 to provide evidence that it has completed the Transaction and has regained compliance with the Stockholders’ Equity Rule.

There can be no assurance that the Company will be successful in implementing its plan to regain compliance with the Stockholders’ Equity Rule, or will otherwise be in compliance with other Nasdaq Listing Rules.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this Current Report regarding our business strategy, plans, goal, and objectives are forward-looking statements, including without limitation statements regarding the Company’s ability to consummate the Transaction and its intent or ability to regain compliance with any applicable Nasdaq listing requirements. When used in this Current Report, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: the substantial doubt regarding our ability to continue as a going concern; our need for substantial additional financing to continue as a going concern and advance our development and operations; the significant net operating losses incurred since our inception and anticipation of the same net operating losses for the foreseeable future; the de-listing of our securities from Nasdaq, which could limit investors’ ability to transact in our securities, subject us to additional trading restrictions and substantially increase the number of shares issuable upon conversion of our outstanding convertible notes; our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our inability to successfully operate the smaller-scale Boron Facility or complete further technical and economic studies may impact the 5E Boron Americas (Fort Cady) Complex (the “Project”); our status as an exploration stage company dependent on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; risks and uncertainties relating to the development of the Project; our ability to obtain, maintain and renew required governmental permits for our development activities, including satisfying all mandated conditions to any such permits; the expected benefits from certain reduced spending measures; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission (the “SEC”) from time to time. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These risks are not exhaustive and the information in this Current Report may be subject to additional risks. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this Current Report.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s Form 10-K for the fiscal year ended June 30, 2024, filed on September 9, 2024. Additional risks are also disclosed by the Company in its filings with the SEC throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings with the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, the Company expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, the Company undertakes no obligation to comment on third party analyses or statements regarding the Company’s actual or expected financial or operating results or its securities.

No Offer or Solicitation

This document is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of a proxy, consent, or authorization in any jurisdiction or any vote or approval in any jurisdiction pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Transactions and certain stockholder approvals required thereby. In connection with the Transaction, the Company expects to file a preliminary proxy statement on Schedule 14A with the SEC and intends to file other relevant materials with the SEC, including a proxy statement in definitive form. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Transactions. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTIONS. Copies of the proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders may obtain free copies of the proxy statement and other relevant materials by directing a request to: 5E Advanced Materials, Inc., 9329 Mariposa Road, Suite 210, Hesperia, CA 92344.

Participants in Proxy Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Transaction. Information about the directors and executive officers of the Company is set forth in the Company's Annual Report on Form 10-K filed with the SEC on September 9, 2024, and the preliminary proxy statement expected to be filed with the SEC in connection with the Transaction. Other information regarding the persons who may be deemed participants in the proxy solicitations in connection with the Transaction, and a description of any interests that they have in the Transaction, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the Transaction when they become available. Stockholders, potential investors and other interested persons should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated January 14, 2025.
10.2	Exchange Agreement, dated January 14, 2025.
10.3	Securities Subscription Agreement, dated January 14, 2025.
10.4	Form of Warrant.
10.5	Fourth Amended and Restated Investor and Registration Rights Agreement, dated January 14, 2025.
10.6	Amendment No. 4 to the Amended and Restated Note Purchase Agreement, dated January 14, 2025.
99.1	Press Release, dated January 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	January 14, 2025	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer